Exhibit 10(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 9 to Registration Statement No. 333-43552 on Form N-1A of our reports dated August 27, 2007, relating to the financial statements and financial highlights of BlackRock Short-Term Bond Fund of BlackRock Short-Term Bond Series, Inc. (the “Fund”) and of Short-Term Bond Master Portfolio (the “Portfolio”) of Short-Term Bond Master LLC appearing in the Annual Reports on Form N-CSR of the Fund and of the Portfolio for the year ended June 30, 2007, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey
October 25, 2007